Exhibit 99.1

AUDITORS’ REPORT

To the Board of Directors of
Concert Industries Corp.

We have audited the accompanying consolidated balance sheet of Concert Industries Corp. (the “Company”) and subsidiaries as at December 31, 2008 and December 31, 2007 and the related consolidated statements of operations, retained earnings and accumulated other comprehensive income (loss) and cash flows for each of the years in the two-year period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2008 and 2007 the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008 in accordance with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 19 to the consolidated financial statements.

KPMG LLP

Chartered Accountants, Licensed Public Accountants

Ottawa, Canada
January 21, 2010, except as to note 21, which is as of February 12, 2010

CONCERT INDUSTRIES CORP.

CONSOLIDATED BALANCE SHEET
December 31, 2008, with comparative figures for 2007

	2008	2007
	(As restated,
	note 3)
	(Expressed in thousands of Canadian dollars)

ASSETS
Current assets:
Cash and cash equivalents	$10,263	$4,095
Accounts receivable	30,660	27,760
Inventory (note 5)	37,151	29,293
Prepaids and deposits	2,697	1,843
Future income taxes (note 13)	4,905	—

	85,676	62,991
Derivative related asset	—	246
Property, plant and equipment (note 6)	92,094	48,503
Future income taxes (note 13)	10,465	12,064

	$188,235	$123,804

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term indebtedness (note 7)	$14,700	$9,452
Accounts payable and accrued liabilities	19,475	21,877
Current portion of long-term debt (note 9)	8,978	8,449
Derivative related liabilities	900	206
Income taxes payable	1,514	2,357
Shareholder loan (note 8)	4,474	4,474

	50,041	46,815
Derivative related liabilities	1,529	—
Long-term debt (note 9)	46,973	16,905

	98,543	63,720
Shareholders’ equity:
Share capital (note 10)	44,132	44,132
Retained earnings	40,650	17,810
Accumulated other comprehensive income (loss)	4,910	(1,858)

	89,692	60,084
Stock-based compensation (note 12)
Commitments (note 14)
Subsequent event (note 21)
	$188,235	$123,804

Approved on behalf of the Board:

/s/  Pierre McNeil

Director

/s/  Gary Franko

Director

See accompanying notes to consolidated financial statements.

CONCERT INDUSTRIES CORP.

CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 31, 2008, with comparative figures for 2007

	2008	2007
	(Expressed in thousands of Canadian dollars)

Revenue	$227,037	$202,549
Cost of sales	172,558	158,850

	54,479	43,699
Expenses:
Administration	11,379	10,980
Amortization	3,113	2,939
Fixed manufacturing, product development and overhead	9,494	8,230
Selling and marketing	2,466	2,534

	26,452	24,683

Earnings from continuing operations before undernoted	28,027	19,016
Interest	3,000	1,803
Change in fair value of derivative instruments	2,149	206
Reorganization recovery	—	(26)

Earnings from continuing operations before income taxes	22,878	17,033
Income taxes (note 13):
Current	2,386	3,274
Future (reduction)	(2,348)	(1,337)

	38	1,937

Net earnings	22,840	15,096
Other comprehensive income (loss), net of taxes:
Unrealized gain (loss) on translating financial statements of self-sustaining foreign operations	7,218	(1,734)
Change in fair value of cash flow hedging derivative instruments	(204)	246
Reclassification to net earnings upon settlement of cash flow hedging derivatives	(246)	—

Other comprehensive income (loss)	6,768	(1,488)

Comprehensive income	$29,608	$13,608

See accompanying notes to consolidated financial statements.

CONCERT INDUSTRIES CORP.

CONSOLIDATED STATEMENT OF RETAINED EARNINGS AND ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Year ended December 31, 2008, with comparative figures for 2007

	2008	2007
	(As restated,
	note 3)
	(Expressed in thousands of Canadian dollars)

Retained earnings, beginning of year	$17,810	$2,154
Adoption of inventory accounting standard (note 3)	—	560

Retained earnings, beginning of year, as restated	17,810	2,714
Net earnings	22,840	15,096

Retained earnings, end of year	$40,650	$17,810

Accumulated other comprehensive loss, beginning of year	$(1,858)	$(370)
Cumulative translation adjustment	7,218	(1,734)
Accumulated net change in fair value of cash flow hedging derivative instruments	(204)	246
Accumulated net change in reclassification of net earnings upon settlement of cash flow hedging derivatives	(246)	—

	6,768	(1,488)

Accumulated other comprehensive income (loss), end of year	$4,910	$(1,858)

See accompanying notes to consolidated financial statements.

CONCERT INDUSTRIES CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended December 31, 2008, with comparative figures for 2007

	2008	2007
	(Expressed in thousands of Canadian dollars)

Cash provided by (used in):
Operations:
Net earnings	$22,840	$15,096
Adjustment for non-cash items:
Amortization	3,113	2,939
Unrealized foreign exchange gain on short-term indebtedness	2,162	(1,660)
Future income tax reduction	(2,348)	(1,337)
Change in fair value of derivative instruments	2,149	206

	27,916	15,244
Changes in non-cash operating working capital:
Increase in accounts receivable	(116)	(5,755)
Increase in inventory	(4,553)	(1,496)
Decrease (increase) in prepaids and deposits	(769)	351
Increase (decrease) in accounts payable and accrued liabilities	(5,346)	5,352

	17,132	13,696
Investments:
Purchase of property, plant and equipment	(38,987)	(10,080)
Financing:
Proceeds from short-term indebtedness	2,818	—
Proceeds from long-term debt	51,927	—
Repayment of long-term debt	(27,361)	(8,817)

	27,384	(8,817)
Foreign exchange gain (loss) on cash and cash equivalents held in foreign currency	639	(70)

Increase (decrease) in cash and cash equivalents	6,168	(5,271)
Cash and cash equivalents, beginning of year	4,095	9,366

Cash and cash equivalents, end of year (note 2(b))	$10,263	$4,095

Supplementary cash flow information (note 18)

See accompanying notes to consolidated financial statements.

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in thousands of Canadian dollars)
Year ended December 31, 2008

1.	NATURE OF BUSINESS:

Concert Industries Corp.  (the “Company”) is incorporated under the Canadian Business Corporations Act and its principal business activity is the manufacture and sale of thermal, latex and multi-bonded airlaid fabrics.

2.	SIGNIFICANT ACCOUNTING POLICIES:

(a) Basis of presentation:

The consolidated balance sheet of the Company as at December 31, 2008 includes the accounts of its wholly owned subsidiaries including its significant operating subsidiaries Concert GmbH, AA-Tech Systems Advanced Airlaid Technology GmbH and Concert Airlaid Ltée. All material intercompany balances and transactions have been eliminated.

(b) Cash and cash equivalents:

Cash equivalents include short term deposits with terms to maturity of ninety days or less when acquired.

(c) Inventory:

Raw materials are valued at the lower of cost and net realizable value. Finished goods are valued at the lower of cost and net realizable value. Cost is determined using the first-in first-out method.

(d) Property, plant and equipment:

Property, plant and equipment are recorded at cost. Amortization is determined as follows:

Asset

Airlaid plant and equipment	Straight-line over 15 years
Buildings	Straight-line over 25 years
Leasehold improvements	Straight-line over the life of the lease
Furniture and equipment	Straight-line over 5 years

(e) Government grants:

Any government grants received by the Company are applied to reduce the capital cost of the Company’s Airlaid plant and equipment in the period the grant is received.

(f) Impairment of long-lived assets:

The Company assesses impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying value of the asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value.

(g) Asset retirement obligations:

The Company is required to recognize the fair value of a liability for an asset retirement obligation in the period in which it incurs a legal obligation, if a reasonable estimate of fair value can be made. Upon

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

initial recognition of the liability, the Company capitalizes an asset retirement cost by increasing the carrying amount of the related long-lived asset. This asset retirement cost is amortized over the life of the related asset. At the end of each period, the liability is increased to reflect the passage of time (accretion expense) and changes in estimated future cash flows underlying the initial fair value measurement (additional asset retirement costs).

(h) Foreign currency translation:

The functional currency of the Company is the Canadian dollar and that of its foreign subsidiaries is the local currency. The foreign subsidiaries are self-sustaining. Accordingly, the financial statements of the Company’s foreign subsidiaries have been translated into Canadian dollars using the current rate method whereby assets and liabilities are translated at the exchange rate in effect on the balance sheet date and revenue and expense items are translated at the average rate of exchange prevailing during the period. Gains and losses on translation are deferred and included as the cumulative translation adjustment in accumulated other comprehensive income, a component of shareholders’ equity.

In addition, the Company enters into transactions denominated in foreign currencies that have been translated into Canadian dollars as follows:

(i) monetary assets and liabilities at year-end rate;

(ii) all other assets and liabilities at rates in effect on the transaction date; and

(iii) revenue and expense items at the average rate of exchange prevailing during the period.

Exchange gains and losses arising from these transactions are reflected in results from operations.

Exchange rates for Euros to Canadian dollars for December 31, 2008: the spot rate was 1.7046 (2007 — 1.4428) and the average rate for the year ended December 31, 2008 was 1.5564 (2007 — 1.4734).

(i) Use of estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. Areas requiring significant estimates include provision for sales returns and customer rebates, valuation of accounts receivable, inventory, future income tax assets, and property, plant and equipment, income tax expense and stock-based compensation.

(j) Research and development expenses:

Research costs net of related investment tax credits and other amounts recoverable are expensed in the year in which they are incurred. Development costs are expensed in the year incurred unless such costs meet the criteria under generally accepted accounting principles for deferral and amortization.

(k) Revenue recognition:

The Company recognizes revenue when the risk of ownership and title to the product passes to the customer, which is when goods are shipped, and collectibility of amounts due from customers is probable. A reserve for sales returns and customer rebates are recognized based on historical experience and contractual obligations at the time revenue is recognized. Customer volume rebates are provided for over the term of the contract based on estimated sales volumes and the corresponding rebates payable.

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(l) Stock-based compensation:

The Company has a stock-based compensation plan, which is described in note 14. The Company accounts for all stock-based payments to non-employees, and employee awards that are direct awards of stock, call for settlement in cash or other assets, or are stock appreciation rights that call for settlement by the issuance of equity instruments, granted on or after January 1, 2006, using the fair value based method.

Under the fair value based method, compensation cost attributable to awards to employees that are direct awards of stock appreciation rights that call for settlement by the issuance of equity instruments, is measured at fair value at the grant date and recognized over the vesting period. Compensation cost attributable to awards to employees that call for settlement in cash or other assets is measured at intrinsic value and recognized over the vesting period. Changes in intrinsic value between the grant date and the measurement date results in a change in the measure of compensation cost. For awards that vest at the end of the vesting period, compensation cost is recognized on a straight-line basis; for awards that vest on a graded basis, compensation cost is recognized on a pro-rata basis over the vesting period.

(m) Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Under this method future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply when the tax assets and liabilities are recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the substantive enactment date. Future tax assets are recognized to the extent that they are considered “more likely than not” to be realized.

(n) Financial instruments:

On January 1, 2007, the Company adopted the Canadian Institute of Chartered Accountants (CICA) Handbook Section 1530, Comprehensive Income; Section 3251, Equity; Section 3855, Financial Instruments — Recognition and Measurement; and Section 3865, Hedges prospectively.

Upon adoption of these standards, the Company measured its financial assets and financial liabilities at fair value resulting in no material impact to opening retained earnings. Also upon adoption, derivative instruments associated with the designated hedges were recorded at fair value and the effective portion of the hedges were recorded in accumulated other comprehensive income.

The Company’s cash and cash equivalents are classified as held for trading with changes in fair value recorded in the consolidated statement of operations. Accounts receivable are classified as loans and receivables. Short-term indebtedness, accounts payable and accrued liabilities, shareholder loan and long-term debt are classified as other financial liabilities. Forward foreign currency contracts and interest rate swap contracts are classified as held for trading unless they are accounted for as a hedge.

Derivatives are classified as held for trading unless designated as hedging instruments. All derivatives, including embedded derivatives, are measured at fair value. For derivatives that hedge variability in cash flows, the effective portion of changes in the derivatives’ fair value is initially recognized in other comprehensive income, and will subsequently be reclassified to net income in the periods affected by the variability in the cash flows of the hedged item.

The Company uses derivative instruments, such as forward currency contracts and interest rate swap contracts to manage the Company’s exposure to fluctuations in cash flows resulting from foreign exchange risk and interest rate risk related to fixed price and/or foreign denominated sales and purchases, including

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

anticipated transactions. The Company’s policy is not to enter into derivative instruments for trading or speculative purposes.

Certain derivative instruments that are held for economic hedging purposes, and do not meet the requirements of Section 3865, are classified as held for trading with the changes in fair value being recorded in the consolidated statement of operations in the change in fair value of derivative instruments.

When derivative instruments are used, the Company determines whether hedge accounting can be applied. Where hedge accounting is appropriate, the Company designates the hedged relationship as a cash flow hedge. All designated hedges are formally documented at inception, detailing the particular risk management objective and the strategy undertaking the hedge transaction. The documentation identifies the specific asset or liability being hedged, the risk that is being hedged, the type of derivative used and how effectiveness will be assessed. The Company assesses whether the derivatives are highly effective in accomplishing the objective of offsetting changes in forecasted cash flows attributable to the risk being hedged both at inception and over the life of the hedge. Furthermore, accumulated ineffectiveness is measured over the life of the hedge. The effective portion of the hedge is recorded in accumulated other comprehensive income, while the ineffective portion is recognized in the statement of operations in the change in fair value of derivative instruments.

(o) Transaction costs:

Transaction costs related to long-term debt are deducted from the initial carrying amount of the long-term debt and are amortized using the effective interest rate method.

3.	ADOPTION OF NEW ACCOUNTING STANDARDS:

(a) Capital disclosures:

Effective January 1, 2008, the Company adopted the new recommendations of the Canadian Institute of Chartered Accounts (“CICA”) Handbook Section 1535, Capital Disclosures. This new Handbook Section establishes standards for disclosing information about an entity’s capital and how it is managed. It requires the disclosure of information about an entity’s objectives, policies and processes for managing capital. These new disclosures are included in note 15.

(b) Financial instruments:

Effective January 1, 2008, the Company adopted the new recommendations of CICA Handbook Section 3862, Financial Instruments — Disclosures and Handbook Section 3863, Financial Instruments — Presentation.

Section 3862 requires entities to provide disclosures in their financial statements that enable users to evaluate the significance of financial instruments on the entity’s financial position and its performance and the nature and extent of risks arising from financial instruments to which the entity is exposed during the period and at the balance sheet date, and how the entity manages those risks.

Section 3863 establishes standards for presentation of financial instruments and non-financial derivatives. It deals with the classification of financial instruments, from the perspective of the issuer, between liabilities and equities, the classification of related interest, dividends, losses and gains, and circumstances in which financial assets and financial liabilities are offset.

The adoption of these standards did not have any impact on the classification and valuation of the Company’s financial instruments. The new disclosures pursuant to these new Handbook Sections are included in note 16.

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(c) Inventories:

Effective January 1, 2008, the Company adopted the new standards for inventories in accordance with the CICA Handbook Section 3031, Inventories which replaced the previous Handbook Section 3030, Inventories. The standard provides more guidance on the measurement and disclosure requirements for inventories. In accordance with the transitional provisions of this Section, the Company has retrospectively adopted the new standard for inventories. As a result of adopting this Section, the opening balance of the retained earnings in fiscal 2007 has been increased by $560 to $2,714 to reflect the change in measurement of inventories under the new standard.

4.	FUTURE ACCOUNTING STANDARDS:

In February 2008, the CICA issued Handbook Section 3064, Goodwill and Intangible Assets effective for interim and annual periods beginning on or after October 1, 2008. Section 3064, which replaces Section 3062, Goodwill and Other Intangible Assets, and Section 3450, Research and Development Costs, establishes standards for the recognition, measurement and disclosure of goodwill and intangible assets. The provisions relating to the definition and initial recognition of intangible assets, including internally generated intangible assets, are equivalent to the corresponding provisions of International Financial Reporting Standards (IFRS) IAS 38, Intangible Assets. This new standard is effective for the Company’s annual financial statements commencing January 1, 2009. The Company is assessing the impact of the new standard on its consolidated financial statements.

5.	INVENTORY:

	2008	2007

Raw materials	$13,292	$13,823
Work-in-process	3,629	2,154
Finished goods	20,230	13,316

	$37,151	$29,293

6.	PROPERTY, PLANT AND EQUIPMENT:

		Accumulated	Net Book
2008	Cost	Amortization	Value

Airlaid plant and equipment	$39,079	$8,935	$30,144
Buildings and leasehold improvements	24,785	3,572	21,213
Furniture and equipment	4,543	1,323	3,220
Land	1,934	—	1,934
Land improvement	110	—	110
Construction in progress	35,473	—	35,473

	$105,924	$13,830	$92,094

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Accumulated	Net Book
2007	Cost	Amortization	Value

Airlaid plant and equipment	$29,321	$5,417	$23,904
Buildings and leasehold improvements	22,138	2,397	19,741
Furniture and equipment	3,577	472	3,105
Land	1,753	—	1,753

	$56,789	$8,286	$48,503

During the year ended December 31, 2008, $3,869 of capital expenditure grants were received (2007 — $46). Grants received are netted against property, plant and equipment, primarily in Airlaid plant and equipment.

7.	SHORT-TERM INDEBTEDNESS:

The Company has available an unsecured non-interest bearing credit facility in Canada in an aggregate amount not to exceed US $13,305 established with Tricap Management Limited, the parent company of Concert Industries Corp. Amounts drawn on the facility are repayable on demand. At December 31, 2008, $11,614 (2007 — $9,452) has been drawn under this credit facility.

The Company also has a line of credit in Germany for a maximum of $10,228 (Euro 6,000). At December 31, 2008 $3,086 (Euro 1,811) (December 31, 2007 — $Nil), was outstanding under this line of credit. This line of credit bears interest at 8% and is unsecured.

During 2008, the Company secured a $10,000, 364 days term operating facility that expires on July 14, 2009. This credit facility is available in Canadian or US dollars. Interest is at Canadian Prime Rate or US Base Rate. Security is a first ranking hypothec on accounts receivable and inventory. At December 31, 2008, $Nil was outstanding under this credit facility.

8.	SHAREHOLDER LOAN:

The shareholder loan is payable to Tricap is denominated in Canadian dollars and is secured by a first charge on the assets of the Company and its subsidiaries and bears interest at 0.1%. The shareholder loan is repayable on demand.

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	LONG-TERM DEBT:

(a) Long-term debt:

	2008	2007

Deutsche Bank syndicate loan of Euro 62,500 secured by mortgage of Concert GmbH land of Euro 47,700, machinery equipment and blanket assignment of all trade receivables and inventory of Concert GmbH. Joint and several liability of Concert GmbH, Concert Europe GmbH, AA-Tech Systems Advanced Airlaid Technology GmbH. Denominated in Euro, with a credit facility of Euro 56.5 million of long-term debt and a 6 million line of credit. The long-term debt is in 3 tranches A, B, and C. Tranche A is a Euro 14,700 facility and was fully drawn in June 2008. It commenced Euro 639 quarterly repayments in June 2008 and will mature in September 2013. Tranche B is a Euro 27,000 facility and has Euro 9,500 drawn in 2008. It will commence quarterly repayments of Euro 1,227 in September 2009 and will mature in December 2014. Tranche A and B bear interest at EURIBOR 3 month variable rate plus an interest margin based on interest coverage, leverage and net worth calculations. Tranche C is a Euro 14,800 facility and is undrawn at December 31, 2008 and will bear interest at EURIBOR plus 1.50%
	$37,985	$—
Deutsche Bank promissory note payable of Euro 8,000 fully drawn in 2008, bearing interest at 7.48% payable quarterly, principal is repayable by a lump sum payment in June 2015. Joint and several liability of Concert GmbH, Concert Europe GmbH, AA-Tech Systems Advanced Airlaid Technology GmbH. This promissory note is also secured by the mortgage of Concert GmbH land of Euro 47,700, machinery equipment and blanket assignment of all trade receivables and inventory of Concert GmbH.	13,637	—
Canada Economic Development loan, interest free, quarterly principal repayments of $38 commencing January 2010, due September 2016.	1,063	—
Deutsche Bank loan secured by mortgage of Concert GmbH land of Euro 28,000 and blanket assignment of all trade receivables and inventory of Concert GmbH. Joint and several liability of Concert Europe GmbH and AA-Tech Systems Advanced Airlaid Technology GmbH. Denominated in Euro, initial advance of Euro 28,000, repayable in quarterly payments of 1,400 plus interest commencing in December 2005 and bearing interest at EURIBOR 3 month variable rate plus an interest margin based on interest coverage and net worth calculations.	—	21,851
Government of Germany Loan denominated in Euro, initial advance of Euro 2,556, repayable in annual payments of Euro 251 over a 10-year period commencing in 2007 and bearing interest at 6.6%, payable semi-annually.	3,266	3,503

	55,951	25,354
Current portion	8,978	8,449

	$46,973	$16,905

The Company is obligated to make the following principal payments at December 31, 2008:

2009	$8,979
2010	13,315
2011	8,588
2012	4,947
Thereafter	20,122

$55,951

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(b) Interest rate swap:

The Company has two outstanding interest rate swaps with Deutsche Bank at December 31, 2008. The first interest rate swap commenced on October 10, 2008 and exchanges variable interest for a fixed interest of 3.83% on a notional amount of Euro 6,711. The second interest rate swap commences on September 30, 2009 and exchanges variable interest for a fixed interest of 4.19% on a notional amount of Euro 25,773. The fair value of the interest rate swaps at December 31, 2008 is $1,529 and is recorded in derivative related liabilities.

10.	SHARE CAPITAL:

	2008	2007

Authorized:
Unlimited number of common shares with no par value
Unlimited number of restricted-voting common shares
Issued:
32,723,351 common shares	$31,739	$31,739
12,776,649 restricted-voting common shares	12,393	12,393

	$44,132	$44,132

11.	RELATED PARTY TRANSACTIONS:

(a) The Company paid rent and utilities expenses in the amount of $Nil (2007 — $140) to Fraser Paper Limited, a corporation ultimately related to the Company through equity ownership by a Canadian publicly listed entity.

(b) Short-term indebtedness, as described in note 7.

(c) Shareholder loan payable, as described in note 8.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related party.

12.	STOCK-BASED COMPENSATION:

Under the Company’s stock option plan, the Company may grant options to Employees, Executives and Consultants to purchase common shares. The terms and number of Common Shares covered by each option is to be determined by the Board of Directors upon issuance. The plan currently contemplates that a maximum of 10,000,000 common shares may be granted under the stock option plan. The exercise price for each share covered by an option shall be the fair market value of common shares as established by the Board of Directors, subject to the terms of the plan. Options granted may be exercised over a period not exceeding ten years.

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of the status of the plan is as follows:

		Weighted
		Average
		Exercise
	Options	Price

Outstanding, beginning of year	3,055,000	$1.95
Exercised	—	—

Options outstanding, end of year	3,055,000	$1.95

Options exercisable, end of year	—	$—

The following table summarizes information about stock options outstanding at December 31, 2008:

Options Outstanding
		Average
		Remaining
Exercise	Number of	Contractual
Price	Options	Life of Options

$1.95	3,055,000	7.66

Stock compensation expense for the year is $200 (2007 — $995).

13.	INCOME TAXES:

Income tax expense attributable to earnings from continuing operations differs from the amounts computed by applying the combined Canadian federal and provincial income tax rate of 30.90% (2007 — 32.02%) to earnings from continuing operations before income taxes and non-controlling interest as follows:

	2008	2007

Earnings from continuing operations before income taxes	$22,878	$17,033

Expected income tax	$6,927	$5,453
Tax effect of:
Results from foreign operations taxed at higher (lower) rates	(902)	140
Change in valuation allowance	(9,010)	(10,535)
Change in substantively-enacted tax rates	1,291	6,717
Other	1,732	162

	(6,889)	(3,516)

	$38	$1,937

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The tax effects of temporary differences that give rise to significant portions of future income tax assets and liabilities are presented below:

	2008	2007

Future income tax assets:
Property, plant and equipment	$5,958	$7,520
Non-capital loss carry forwards	45,582	48,007
Net capital loss carry forwards	819	819
Research and development tax deduction carryforwards	2,215	3,504
Other	415	586

Total gross future income tax assets	54,989	60,436
Valuation allowance	(39,295)	(48,305)

Net future income tax assets	15,694	12,131
Future income tax liabilities:
Financing costs	324	67

Total gross future income tax liabilities	324	67

Net future income tax assets	$15,370	$12,064

In making an assessment of whether future income tax assets are more likely than not to be realized, management prepares information regarding the expected use of such assets by reference to its internal income forecasts. The ultimate realization of future income tax assets is dependent upon the generation of future taxable income during the years in which the temporary differences are deductible and the available non-capital loss carry forwards can be utilized. Management considers the scheduled reversals of future income tax liabilities, the character of future income tax assets and available tax planning strategies in making this assessment.

No valuation allowance has been recorded in relation to future income tax assets related to deductible temporary differences of the European operations.

Based on management’s best estimates of the expected realization of future income tax assets, during 2008 the Company reduced the valuation allowance relating to its North American operations to reflect that it is more likely than not that certain future income tax assets will be realized.

The Company and its Canadian subsidiary have non-capital loss carry forwards in Canada for federal income tax purposes of approximately $155,000 which can be used to offset future Canadian taxable income. These losses expire as follows:

2013	$13,000
2014	136,000
2015	6,000

$155,000

The Company believes that it has adequately provided for income taxes based on all of the information that is currently available. The calculation of income taxes in many cases, however, requires significant judgement in interpreting tax rules and regulations. The Company’s tax filings are subject to audits, which could materially change the amount of current and future income tax assets and liabilities, and could, in certain circumstances, result in the assessment of interest and penalties.

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	COMMITMENTS:

(a) The Company has committed to the following operating lease payments for premises and equipment in the next two years:

2009	$655	$746
2010	164	233

(b) The Company has property, plant and equipment related commitments of $40,011 at December 31, 2008.

15.	CAPITAL RISK MANAGEMENT:

The Company manages its capital to maintain its ability to continue as a going concern and to provide returns to shareholders and benefits to other stakeholders. The capital structure of the Company consists of cash and cash equivalents, short-term indebtedness and equity comprising of issued capital, retained earnings and accumulated other comprehensive income.

The Company manages its capital structure and makes adjustments to it in light of economic conditions. The Company, upon approval from its board of directors, will balance its overall capital structure through new share issues, share repurchases, the payment of dividends, the issue of debt or by undertaking other activities as deemed appropriate under the specific circumstances.

The Company is not subject to externally imposed capital requirements and the Company’s overall strategy with respect to capital risk management remains unchanged from the year ended December 31, 2007.

16.	FINANCIAL RISK MANAGEMENT AND FINANCIAL INSTRUMENTS:

(a)	Classification and fair values of financial instruments:

(i) At December 31, the classification of the Company’s financial instruments, as well as their carrying amounts are as follows:

		2008	2007
Financial assets		Carrying	Carrying
and liabilities	Classification	Amount	Amount

Cash and cash equivalents	Held for trading	$10,263	$4,095
Accounts receivable	Loans and receivables	30,660	27,760
Short-term indebtedness	Other liabilities	14,700	9,452
Accounts payable and accrued liabilities	Other liabilities	19,475	21,877
Derivative related liabilities — current	Held for trading	900	206
Shareholder loan	Other liabilities	4,474	4,474
Current portion of long-term debt	Other liabilities	8,978	8,449
Derivative related liabilities — non-current	Held for trading	1,529	—
Long-term debt	Other liabilities	46,973	16,905

The Company had neither available for sale, nor held to maturity financial instruments during the years ended December 31, 2008 or 2007.

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has determined the fair values of its financial instruments as follows:

•	Cash and cash equivalents, accounts receivable, short-term indebtedness, accounts payable and accrued liabilities and shareholder loan carrying amounts approximate their fair values as a result of the relatively short-term nature of these financial instruments.

•	The fair value of long-term debt has been estimated based on a discounted cash flow approach using current market rates. The fair value of long-term debt at December 31, 2008 is $54,438 (2007 — $24,076).

•	The fair values of the Company’s forward foreign currency contracts and interest rate swap contracts and other derivative instruments are based on estimated market prices.

(ii) Interest income and expense:

The Company has recorded net investment income in relation to the following financial instruments:

	2008	2007

Financial assets held for trading:
Interest income earned on:
Cash and cash equivalents	$157	$289

Financial liabilities:
Interest expense on short-term indebtedness, shareholder loan and long-term debt	$(3,000)	$(1,803)

(iii) Accounts receivable:

The Company’s accounts receivable are comprised of following:

	2008	2007

Trade receivables	$23,132	$25,017
Allowance for doubtful accounts	(556)	(436)
Other	8,084	3,179

	$30,660	$27,760

(b)	Overview:

The Company has exposure to credit risk, liquidity risk and market risk. The Company’s board of directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The board reviews the Company’s risk management policies on an annual basis.

(c)	Credit risk:

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s accounts receivable, cash and cash equivalents and derivative instruments. The carrying amount of financial assets represents the maximum credit exposure.

The Company has adopted a credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment terms and conditions are offered.

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

When available, the Company reviews credit bureau ratings, bank accounts and financial information for each new customer. Customers that fail to meet the Company’s established credit policy are required to provide cash in advance or other terms that mitigate risk to appropriate customer levels.

Cash and cash equivalents

The Company’s excess cash is deposited in large financial institutions or it is invested with the objective of maintaining safety of principal and providing adequate liquidity to meet all current payment obligations and future planned capital expenditures and with the secondary objective of maximizing the overall yield of the portfolio. Short-term investments must be rated at least investment grade by the recognized rating agencies. Given these high credit ratings, the Company does not expect any counterparties to these short-term investments to fail to meet their obligations.

Accounts receivable

The Company’s exposure to credit risk is subject to the concentration of its key customers. The Company’s five largest customers represent 50.1% of consolidated accounts receivable at December 31, 2008. These five customers are consumer product manufacturers and have been transacting with the Company for many years without any significant occurrence of losses to the Company. The Company believes that the concentration of credit risk is limited due to the financial stability of its largest customers and the long-standing relationships the Company has with these customers.

The maximum exposure to credit risk for trade accounts receivable by geographic region are as follows:

Carrying Amounts
December 31, 2008

Canada	$12,222
Europe	10,910

The Company establishes an allowance for doubtful accounts that represents its estimate of incurred losses in respect of trade receivables. The main components of this allowance are a specific loss component that relates to individual significant exposures, and an overall loss component established based on historical trends and other information. As at December 31, 2008, the Company had an allowance for doubtful accounts of $556 (2007 — $436). At December 31, 2008 and December 31, 2007, the Company had no material past due trade accounts receivable.

Derivatives

Credit risk relating to forward foreign currency contracts and interest rate swap contracts and other derivative instruments arises from the possibility that the counterparties to the agreements may default on their respective obligations under the agreements in instances where these agreements have positive fair value for the Company. These counterparties are the Company’s ultimate parent or large international financial institutions and to date, no such counterparty has failed to meet its financial obligation to the Company.

(d)	Liquidity risk:

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company manages its liquidity risk by continuously monitoring forecast and actual gross profit and cash flows from operations, and compares it to forecasted cash requirements for capital expenditures and debt obligations.

The following table presents the contractual terms to maturity of the financial liabilities, reflecting undiscounted disbursements, owed by the Company as at December 31, 2008:

	Carrying	Contractual	Less Than	1 to 2	2 to 5	More Than
	Amount	Cash Flows	1 Year	Years	Years	5 Years
Non-derivative financial liabilities:
Accounts payable and accrued liabilities	19,475	19,475	19,475	—	—	—
Short-term
indebtedness	14,700	14,700	14,700	—	—	—
Shareholder loan	4,474	4,474	4,474	—	—	—
Long-term debt	55,951	55,951	8,979	13,315	8,588	25,069
Interest on shareholder loan and long-term debt		7,912	2,209	1,729	1,260	2,714
Derivative financial liabilities	2,429	60,721	59,249	542	417	513

(e)	Market risk:

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or the value of its financial instruments. The Company uses derivative instruments, such as forward foreign currency contracts and interest rate swap contracts to manage the Company’s exposure to fluctuations in cash flows resulting from foreign exchange risk and interest rate risk related to fixed price and/or foreign denominated sales and purchases, including anticipated transactions. The Company buys and sells derivatives in the ordinary course of business and all such transactions are carried out within the guidelines set out in established policies. The Company’s policy is not to enter into derivative instruments for trading or speculative purposes

(i) Foreign exchange risk:

The Company markets its products primarily in North America and Europe and substantially all of the Company’s financial assets and liabilities originate in Canadian dollars, US dollars and Euros.

The Company is exposed to currency risk for sales and purchases that are denominated in US dollars and Euros. The Company manages this currency risk through the sale of US dollars in the spot market and by US dollar foreign currency contract sales with notional amounts at December 31, 2008 of US $48,000 (2007 — US $6,000).

Current asset US dollar foreign exchange exposure is mitigated through denominating short-term indebtedness in US dollars.

(ii) Interest rate risk:

The Company is subject to interest rate risk on its cash and cash equivalents, short-term indebtedness, shareholder loan and long-term debt.

Financial assets and financial liabilities with variable interest rates expose the Company to cash flow interest rate risk. Interest rate risk related to cash and cash equivalents and short-term indebtedness is not significant at December 31, 2008 due to the short term, highly liquid nature of these instruments. The Company believes that interest rate risk is low on cash and cash equivalents as interest rates range from

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

0.5% to 3.0%. The Company’s variable rate debt instruments described in note 9 exposes the Company to cash flow interest rate risk. The Company has hedged 50% of Tranche A of the Deutsche Bank syndicate loan exposure to fluctuations in interest rates related to this instrument by entering into a pay-fixed, receive floating interest rate swap agreement designated as a hedging instrument under the cash flow hedge accounting model. The Company has also economically hedged 100% of Tranche B of the Deutsche Bank syndicate loan exposure, subsequent to September 30, 2009, to fluctuations in interest rates related to this instrument by entering into a pay-fixed, receive floating interest rate swap agreement not designated as a hedging instrument.

Financial assets and financial liabilities that bear interest at fixed rates are subject to fair value interest rate risk. The Company does not account for its fixed rate debt instruments as held for trading; therefore, a change in interest rates at the reporting date would not affect net income with respect to these fixed rate instruments. The Company’s interest rate swap agreements expose the Company to fair value interest rate risk.

(iii) Forward foreign currency contracts and interest rate swaps:

At December 31, 2008, the notional and fair values of the interest rate swaps designated as hedges are $11,403 and $280 respectively. The maturity of the interest rate swaps is December 31, 2013.

At December 31, the notional and fair values of the derivative instruments not designated as hedges are as follows:

		2008			2007
				Fair Value			Fair Value
	Maturities	Notional		(Canadian $)	Notional		(Canadian $)

Liabilities
Forward foreign	January 2009 —
currency contracts	December 2009	US $	48,000	$(900)	US $	6,000	$(206)
Interest rate swaps	December 31, 2014		Euro 25,773	(1,249)		Euro —	—

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	SEGMENTED INFORMATION:

The Company has two operating segments. Management defines these segments by the domicile of the subsidiaries and from where they primarily derive their revenue. Segmented information below excludes the results from discontinued operations:

(a)	Reportable segments:

Segmented information of the Company for the year ended December 31, 2008 and for the year ended December 31, 2007 are as follows:

2008	North America	Europe	Total

Revenue from external customers	$95,117	$131,920	$227,037
Earnings from continuing operations before amortization, interest, change in fair value of derivative instruments and taxes	$10,458	$20,682	$31,140
Amortization	(1,458)	(1,655)	(3,113)
Interest expense	(447)	(2,553)	(3,000)
Change in fair value of derivative instruments	(900)	(1,249)	(2,149)

Earnings from continuing operations before income taxes	$7,653	$15,225	$22,878

Capital expenditures, net of grants	$5,514	$33,512	$39,026

Total assets	$71,263	$116,972	$188,235

2007	North America	Europe	Total

Revenue from external customers	$85,302	$117,247	$202,549
Earnings from continuing operations before amortization, interest, change in fair value of derivative instruments, reorganization recovery and taxes	$6,031	$15,924	$21,955
Amortization	(1,131)	(1,808)	(2,939)
Interest expense	(135)	(1,668)	(1,803)
Change in fair value of derivative instruments	(206)	—	(206)

Earnings from continuing operations before the undernoted	4,559	12,448	17,007
Reorganization recovery	26	—	26

Earnings from continuing operations before income taxes	$4,585	$12,448	$17,033

Capital expenditures, net of grants	$4,334	$5,746	$10,080

Total assets	$52,945	$70,299	$123,244

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(b)	Geographic information:

Geographic information regarding sales and property, plant and equipment are as follows:

	Canada	Europe	Total

Revenue from external customers:
2008	$95,117	$131,920	$227,037
2007	85,302	117,247	202,549
Property, plant and equipment:
2008	$24,410	$67,684	$92,094
2007	20,353	28,150	48,503

Revenue and property, plant and equipment are attributable to geographic areas based on the domicile of the subsidiary generating the related revenue.

(c)	Major customers:

Two customers from the North American operations and two customers from the European operations represent approximately 72% (2007 — 59%) of total revenue.

18.	SUPPLEMENTARY CASH FLOW INFORMATION:

	2008	2007

Interest paid	$3,001	$1,752
Income taxes paid	2,386	2,521

19.	RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada (“Canadian GAAP”) which, in many respects, conforms to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The significant differences in those principles, as they apply to the Company’s net earnings, comprehensive income/loss and shareholders’ equity, are described below.

Reconciliation of net earnings under Canadian GAAP to U.S. GAAP:

Year Ended
December 31,
2008

Net earnings for the year based on Canadian GAAP	$22,840
Adjustments:
Stock-based compensation(a)	(963)
Hedging(b)	(668)
Capitalization of interest, net(c)	697
Income taxes(a)(b)(c)	23

Net earnings for the year based on U.S. GAAP	$21,929

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Reconciliation of other comprehensive income (loss) under Canadian GAAP to U.S. GAAP:

Year Ended
December 31,
2008

Other comprehensive income (loss) for the year based on Canadian GAAP	$6,768
Adjustments
Hedging(b)	668
Income taxes(a)(b)(c)	(218)

Other comprehensive income (loss) for the year based on U.S. GAAP	$7,218

Comprehensive income for the year based on U.S. GAAP	$29,147

Reconciliation of consolidated shareholders’ equity under Canadian GAAP to U.S. GAAP:

Year Ended
December 31,
2008

Shareholders’ equity at year end based on Canadian GAAP	$89,692
Adjustments
Stock-based compensation(a)	(1,510)
Capitalization of interest, net(c)	908
Income taxes(a)(b)(c)	(254)

Shareholders’ equity at year end based on U.S. GAAP	$88,836

(a)	Stock-based compensation:

Under Canadian GAAP the obligations of the Company’s stock option plan are recorded using the intrinsic value method. Under U.S. GAAP, FASB Accounting Standards Codification Topic 718 “Compensation — stock compensation”, the Company measures the stock option obligation using the fair value method as at each reporting date. At December 31, 2008 the Company determined that this resulted in an increase in the recorded liability and reduction in shareholders’ equity of $1,510. This also resulted in an increase in the related compensation expense recognized and a decrease in net earnings of $963 for the year ending December 31, 2008.

(b)	Hedging:

Under Canadian GAAP, the Company designated certain interest rate swaps as cash flow hedges for accounting purposes. The change in fair value related to these designated cash flow hedges was recorded in other comprehensive income (loss). The Company has not designated these interest rate swaps as an accounting hedge under U.S. GAAP and as a result, the change in fair value of these interest rate swaps for each period presented is recorded in earnings and no amounts relating to these interest rate swaps are recorded in other comprehensive income (loss) for U.S. GAAP purposes. There is no effect on shareholders’ equity at year end since there is an offsetting effect on retained earnings and accumulated other comprehensive income (loss).

As a result of this difference, for U.S. GAAP purposes, earnings for the year ended December 31, 2008 has been decreased by $450 (net of tax of $218).

CONCERT INDUSTRIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(c)	Capitalization of interest:

U.S. GAAP requires that the Company capitalize interest related to construction for qualifying assets where the Company has incurred interest charges as a result. During the years ended December 31, 2008, 2007 and 2005, the Company constructed certain plant and equipment and buildings for which interest would have been capitalized under U.S. GAAP. This difference resulted in the Company capitalizing interest costs which were charged to earnings under Canadian GAAP, with an offsetting increase in amortization charged to earnings relating to the interest capitalized.

As a result of this difference, for U.S. GAAP purposes, earnings for the year ended December 31, 2008 has been increased by $502 (net of tax of $195). Shareholders’ equity at December 31, 2008 has been increased by $654 (net of tax of $254).

20.	COMPARATIVE FIGURES:

Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current year.

21.	SUBSEQUENT EVENT

On January 4, 2010, Tricap signed an agreement to sell all outstanding shares of the Company to P. H. Glatfelter Company. The sale was completed on February 12, 2010. As part of the sale of the Company:
i)	All amounts outstanding under the Company’s unsecured credit facility and its operating facility, the Canada Economic Development loan, Deutsche Bank syndicate and promissory note and the Government of Germany loan were repaid;

ii)	All outstanding interest rate swaps and all forward foreign exchange contracts were settled for cash; and

iii)	All outstanding stock options were immediately vested and settled in cash for $7,198.